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Magellan Health, Inc.

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Excerpt from the transcript of the conference call held by Centene Corporation and Magellan Health, Inc. on January 4, 2021

* * *

Ken Fasola: Thank you, Michael, and good morning. We’re thrilled to join Centene. Our companies have known each other for many years and our shared commitment to serving the most vulnerable populations [that] serves a strong foundation for our future.

Magellan Health today is a leader in managing the fastest growing, most complex areas of health with extensive experience in managing care for a person suffering with acute and chronic behavioral health conditions.

This combination provides us with significantly greater scale and reach across a national population in medical, behavioral, and pharmacy. Importantly, as a part of Centene’s Healthcare Enterprise’s platform, we will continue to operate Magellan Health as an independent company.

When we first started talking about a potential transaction with Centene, two things became very clear. First, we were both committed to a demographic that has historically been underserved. And second, Michael made it clear from the start that he wanted Magellan Health to retain its independence, to serve our existing customers, and to also add new third party customers.

These key elements made the transaction very exciting for us as we pursue growth as part of Centene. We will have access to both financial as well as operational and technology resources that continue to invest in our capabilities and add to our expertise.

[As disruption] continues in the healthcare market, our focus will be on delivering new solutions and identifying new and better ways to enhance member outcomes and drive value for our customers. Technology will play a key role in our growth and continued innovation.

In fact, we’ll be experimenting with various approaches to test what works and what doesn’t as we accelerate innovation inside Centene’s Health Care Enterprises platform. Creating the next generation behavioral health platform is such an important challenge and opportunity. We know that developing the simplest and best approach will take some trial and error and we’re excited to roll up our sleeves and get started.

I also wanted to briefly touch on our pharmacy capabilities, which will bring additional [scale] to Centene’s [growing] pharmacy platform. Magellan Health Rx constitutes a significant part of our business and brings [leading] capabilities and speciality drug management with a strong legacy of clinical [excellence] and [growth] orientation.

Now let me turn it over to Sarah who will provide more detail on Centene’s Health Care Enterprises platform and how Magellan Health fits within that.

* * *

Ken Fasola: Yes, Josh. Ken Fasola. Happy New Year. I just want to build on what Michael said in a couple of really important ways. When you think about which segment, Medicaid first and foremost, oftentimes what’s the secondary or third diagnosis should be the primary diagnosis, [as] primary care doctors aren’t as well equipped to identify early on in the challenges with respect to mental health, substance abuse, et cetera, and that contributes to the increasing complexity of their -- managing of their physical medicine.

And then you jump to the senior market, often where the loss of the functions of daily living as they age, loss of a spouse, [they] need to move out of their primary residence, creates loneliness and depression that accelerates the deterioration of physical health.

And then lastly, with the advent of the pandemic and the challenges facing American businesses today [and] as they struggle with [being able to] work from home and all the challenges we face [this] -- that are complicated by that and the challenges facing our communities [that] -- we have [an enviable] list of Fortune 50 customers that are increasingly calling us, asking us for ways to address resiliency in the challenges [their] workforce is facing.

So I think across the broad spectrum of our collective membership, behavioral health and the impact of the collective size and scale [that] we’re going to bring can be meaningful.

* * *

Ken Fasola: Well, this is Ken. I’ll go first. One of the things we’ve been working hard on, if you got to know Magellan Health a bit, when I first arrived a little over a year ago, the company was very compartmentalized.

And one of the things we worked hard to do and [to dig the deepest to find our strategy] was accelerate the degree of integration between our businesses, creating a higher level of awareness among customers to the existing and board portfolio of services and capabilities that were in our suite that they just really hadn’t had exposure to and a lot of that had to do with the [incentives were aligned] and the business was organized.

And so, to make cross selling work, it’s cultural. So, you not only need [aligned] incentives, you need [aligned] from the top [among] senior officers around the importance of leveraging [the installed base] of existing relationships and looking broadly at -- [and because] Michael said, managing the whole person is one of the things that was really -- that got us really excited early on.

And if you follow us, we’ve been taking a lot about the importance of needing all of the data to be able to demonstrate [that] -- the impact of some of these, whether it’s [with] oncology, [our specialty] pharmacy business, or [in] behavioral health business. If we don’t get all of the data then [if we want to get to swim lanes], we’re not going to be able to effectively manage that whole person.

And [so with the advent of the] tremendous access to technology and resources and experience here, we’ll be able to leverage that broad data, I think, to the benefit of all of our customers and that will allow, I think, the acceleration of the cross sell, not only of existing [suite of] products we have, but as Sarah mentioned, the growing suite of products that’ll be available to third parties inside of the new Health Care Enterprises.

* * *

Ken Fasola: Yes, Ralph. This is Ken. One of the things that I -- that I would add that I think is really going to be helpful in the -- for the [best of our more broader] third-party customers is particularly with respect to behavioral health. The availability of clinicians, psychologists, psychiatrists is not growing. And so, we’ve seen with the advent of telehealth, telepsych accelerated by virtue of the pandemic, this growing recognition of the benefit of alternative site to service and alternative ways to deliver important care.

But as I said in some of my earlier remarks that the access to informed support among primary care medicine to identify early and intervene in the management of behavioral and mental health really creates an enormous opportunity to get ahead of these challenges in ways that’ll benefit all of our payers.

And so being able to leverage the size of our network, leverage our scale, let our third-party customers continue to differentiate themselves on the uniqueness of their value proposition, really adds meaningfully to why the scale here can [work for] the benefit of all of our customers.

* * *

Ken Fasola: Yes, Kevin, you know, as we began, I'll say not with the end in mind but with an end in mind along the journey to transform our business, this presented an opportunity to dramatically accelerate the path towards our -- we've been clear on our priorities from the beginning, we honor our commitments, right size our cost structure and Jeff spoke to our continued commitment to build on savings we've already achieved towards the $75 million net commitment.

And then innovate to reimagine all of our businesses. And then we looked at how do you allocate scarce resources, the ability to [bring] size and the scale of Centene and [there can be] attractiveness of being able to stay independent inside of the Health Care Enterprises, really [were] the things that hit the scale in favor of doing this now versus waiting to watch our business continue to mature.

And let's face it, there's a lot of challenges out there, it's a very competitive market right now and I think people, again, are seeing the benefit of scale, particularly in areas supporting underserved populations [that are not] behavioral health and specialty pharma and I think this gives us a chance to realize the vision we had in our attempt to create a compelling, competitive and contemporary value proposition well inside the timeline we’d originally identified.

* * *

Ken Fasola: Yes. I’ll – and just [with respect to the Bayless acquisition] specifically which we announced a week ago, very excited to add Jeff and his team and the opportunity to leverage the experience [to go] directly [at my] comments earlier on the integration – [mainly] around the whole [person] and the integration of behavioral health and physical medicine, [this is the business of] 72% of their revenue is [tied to] Medicaid, serving multiple payers. So again, fits beautifully in the extension of our strategy and the Health Care Enterprises’ strategy.

The mix of our customers varies a little bit by business, [recall], we’re in three businesses. In our pharmaceutical business, PBMs mostly, small to mid-size health plans and [PPEs] are the largest pharmacy benefit administrator in the country, serving 27 states and the District of Columbia. And then our specialty pharmacy business.

We work (inaudible) inside of large customers, large plans alongside of other large PBMs because of our unique distinction around managing very specific, high-cost drugs targeted at rare diseases and other drugs often overprescribed.

And [then you shift over to] our behavioral health business, we work directly with states and we work with large payers. And [that splits] pretty much right down the middle and the same is true with our specialty health business, more so large health plans there and -- but a nice mix across Medicaid and Medicare (inaudible).

* * *

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed merger of Mayflower Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Centene Corporation, a Delaware corporation (“Centene”), with and into Magellan Health, Inc., a Delaware corporation (the “Company”), such that the Company will become a wholly-owned subsidiary of Centene. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed merger, the Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed merger. The Company may also file other documents with the SEC regarding the proposed merger. This document is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER.

Any vote in respect of resolutions to be proposed at the Company’s stockholder meetings to approve the proposed merger, the Merger Agreement or other responses in relation to the proposed merger, should be made only on the basis of the information contained in the Company’s proxy statement. Stockholders may obtain a free copy of the proxy statement and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its investor relations website at ir.magellanhealth.com/investor-relations copies of materials it files with, or furnishes to, the SEC.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

The proposed transaction will be implemented solely pursuant to the terms and conditions of the Merger Agreement, which contain the full terms and conditions of the proposed merger.

Participants in the Solicitation

The Company and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed merger. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 28, 2020, and its definitive proxy statement for the 2020 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2020. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the Company’s proxy statement for its 2020 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Company’s website at ir.magellanhealth.com/investor-relations.

Forward Looking Statements

This communication includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. All statements, other than statements of current or historical fact, contained in this press release may be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Important proposed merger-related and other risk factors that may cause such differences include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed merger; (ii) the transaction closing conditions may not be satisfied in a timely manner or at all, including due to the failure to obtain the Company stockholder approval and regulatory approvals; (iii) the announcement and pendency of the proposed merger may disrupt the Company’s business operations (including the threatened or actual loss of employees, customers or suppliers); and (iv) the Company could experience financial or other setbacks if the transaction encounters unanticipated problems.

Other important factors that could cause actual results to differ materially from those expressed or implied include , but are not limited to, the effectiveness of business continuity plans during the COVID-19 pandemic; the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of healthcare services by the Company’s members; risks and uncertainties associated with the pharmacy benefits management industry; delays, higher costs or inability to implement new business or other initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; healthcare reform; general business conditions; and the other factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other filings we make with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

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